EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
sean.mchugh@carters.com

Carter’s, Inc. Reports Third Quarter Fiscal 2020 Results

•	Third quarter results show progress recovering from market disruption

•	Net sales $865 million, decline of 8%

•	U.S. Retail comparable sales down 3.5%, including 17% increase in eCommerce sales

•	Sales of exclusive brands to Target, Walmart and Amazon grew 10%

•	Operating income $114 million, growth of 35%; adjusted operating income $120 million, growth of 4%

•	Diluted EPS $1.85, growth of 38%; adjusted diluted EPS $1.96, growth of 5%

•	$1.6 billion in liquidity at quarter end
ATLANTA, October 23, 2020 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its third quarter fiscal 2020 results.
“We exceeded our sales and earnings goals in the third quarter,” said Michael D. Casey, Chairman and Chief Executive Officer. “The quarter got off to a strong start with our Fourth of July holiday retail sales up 7%. We saw less robust demand in August during the back-to-school shopping period with many children beginning their school year at home and learning virtually. We had the strongest level of demand in September with our Labor Day holiday retail sales up 15%, our best performance in three years.
“Earnings in the quarter were driven by the strength of our product offerings, more effective brand marketing, fewer promotions, curtailed spending and growth in eCommerce sales. eCommerce continues to be our fastest growing and highest margin business.
“We believe our third quarter performance reflects the strength of our brands, our strong value proposition, broad market distribution and the less discretionary nature of children’s apparel.
“As we enter the final weeks of the year, consumer demand is less predictable this holiday season given the lingering effects and, in some markets, resurgence of the coronavirus. That said, we believe we are well-positioned to outperform the market in the balance of 2020 and years ahead by providing the best value and experience in young children’s apparel.”
Adjustments to Reported GAAP Results
In addition to the results presented in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance. These measures are presented for informational purposes only. See “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.

	Third Fiscal Quarter
	2020				2019
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$113.5	13.1%	$81.2	$1.85	$83.9	8.9%	$60.3	$1.34
COVID-19 expenses	3.3		2.5	0.06	—		—	—
Retail store operating leases and other long-lived asset impairments, net	1.5		1.1	0.03	—		—	—
Productivity/restructuring costs	1.2		1.0	0.02	—		—	—
Intangible asset impairment	—		—	—	30.8		23.7	0.53
As adjusted	$119.5	13.8%	$85.9	$1.96	$114.7	12.2%	$83.9	$1.87

	First Three Fiscal Quarters
	2020				2019
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$56.0	2.8%	$10.7	$0.24	$209.1	8.6%	$138.7	$3.06
Intangible asset impairment	26.5		20.2	0.46	30.8		23.7	0.52
Goodwill impairment	17.7		17.7	0.40	—		—	—
COVID-19 expenses	18.8		14.3	0.34	—		—	—
Productivity/restructuring costs	8.8		6.8	0.15	1.6		1.3	0.03
Retail store operating leases and other long-lived asset impairments, net	6.5		4.9	0.11	—		—	—
Debt extinguishment loss	—		—	—	—		6.0	0.13
Store restructuring costs	—		—	—	(0.7)		(0.6)	(0.01)
China business model change	—		—	—	(2.1)		(2.1)	(0.05)
As adjusted	$134.3	6.6%	$74.7	$1.70	$238.7	9.9%	$166.9	$3.68

Note: Results may not be additive due to rounding.

Consolidated Results
The discussion of results below is presented on an adjusted (non-GAAP) basis where noted.
Third Quarter of Fiscal 2020 compared to Third Quarter of Fiscal 2019
Net sales decreased $78.2 million, or 8.3%, to $865.1 million, compared to $943.3 million in the third quarter of fiscal 2019. The decline reflects decreased sales to certain wholesale customers, decreased traffic to Company-operated stores, and decreased back-to-school sales (all a result of ongoing disruptions related to the COVID-19 pandemic), partially offset by strong eCommerce channel growth. U.S. Retail segment comparable sales declined 3.5%, reflecting a retail store decline, partially offset by eCommerce growth of 17.2%.
Operating income increased $29.7 million, or 35.4%, to $113.5 million, compared to $83.9 million in the third quarter of fiscal 2019. Operating margin increased 420 basis points to 13.1%. Adjusted operating income (a non-GAAP measure) increased $4.9 million, or 4.2%, to $119.5 million, compared to $114.7 million in the third quarter of fiscal 2019. Adjusted operating margin increased 160 basis points to 13.8%, reflecting improved gross margin and strong management of spending.
Net income increased $21.0 million, or 34.8%, to $81.2 million, or $1.85 per diluted share, compared to $60.3 million, or $1.34 per diluted share, in the third quarter of fiscal 2019. Adjusted net income (a non-GAAP measure) increased $2.0 million, or 2.3%, to $85.9 million, compared to $83.9 million in the third quarter of fiscal 2019. Adjusted earnings per diluted share (a non-GAAP measure) increased 4.8% to $1.96, compared to $1.87 in the third quarter of fiscal 2019.
First Three Quarters of Fiscal 2020 compared to First Three Quarters of Fiscal 2019
Net sales decreased $384.3 million, or 15.9%, to $2.03 billion. This decrease reflects the temporary closure of the Company’s retail stores earlier this year, largely in the months of March, April, and May, and decreased sales to certain wholesale customers (both a result of disruptions related to COVID-19), partially offset by strong growth in eCommerce sales. Comparable eCommerce sales in the U.S. increased 39%.
Operating income was $56.0 million, compared to $209.1 million in the first three quarters of fiscal 2019. Adjusted operating income (a non-GAAP measure) was $134.3 million, compared to $238.7 million in the first three quarters of fiscal 2019. The decrease reflects the decline in net sales, increased inventory provisions, and lower royalty income, partially offset by decreased selling, general, and administrative expenses.

Net income was $10.7 million, or $0.24 per diluted share, compared to $138.7 million, or $3.06 per diluted share, in the first three quarters of fiscal 2019. Adjusted net income (a non-GAAP measure) was $74.7 million, compared to $166.9 million in the first three quarters of fiscal 2019. Adjusted earnings per diluted share (a non-GAAP measure) was $1.70, compared to $3.68 in the first three quarters of fiscal 2019.
Net cash provided by operations in the first three quarters of fiscal 2020 was $320.1 million compared to $73.4 million in the first three quarters of fiscal 2019. The increase reflects the extension of vendor payment terms, deferrals of retail store lease and other cash payments, and a reduction in inventory, partially offset by lower earnings related to COVID-19 disruptions.
See the “Business Segment Results” and “Reconciliation of GAAP to Adjusted Results” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Liquidity and Financial Position
During the third quarter of fiscal 2020, the Company repaid $244 million in outstanding borrowings under its $750 million secured revolving credit facility using cash on hand. The Company’s total liquidity at the end of the third quarter of fiscal 2020 was $1.6 billion, comprised of cash and cash equivalents of $831 million and approximately $740 million in available borrowing capacity (exclusive of $7 million of outstanding letters of credit) on its secured revolving credit facility.
Earlier this year, the Company announced that, in connection with the COVID-19 pandemic, it temporarily suspended its common stock share repurchase program and quarterly cash dividend. No distributions of capital occurred in the third quarter of fiscal 2020. Provisions in the Company’s secured revolving credit facility restrict the Company’s ability to pay cash dividends or repurchase its common stock through the third fiscal quarter of 2021, and could have the effect of restricting the Company’s ability to do so thereafter. The Company’s Board of Directors will evaluate future distributions of capital, including share repurchases and dividends, based on a number of factors, including restrictions under the Company’s revolving credit facility, business conditions, the Company’s financial performance, and other considerations.
The Company continues to believe it has sufficient liquidity for the foreseeable future to maintain its operations and manage through the disruption caused by the COVID-19 pandemic.

2020 Business Outlook
Given the market disruption caused by the COVID-19 pandemic, recent spikes in confirmed cases of the coronavirus, and related uncertainty on timing and extent of the market recovery, the Company is not providing fiscal 2020 sales and earnings guidance at this time.
Conference Call
The Company will hold a conference call with investors to discuss third quarter fiscal 2020 results and its business outlook on October 23, 2020 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 334-777-6978. To listen to a live broadcast via the internet and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through November 6, 2020, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 9393867. The replay will also be archived online on the “Webcasts & Presentations” page noted above.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through approximately 1,100 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the potential effects of the COVID-19 pandemic and the Company’s liquidity. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the

quarter ended March 28, 2020, and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors”. Included among those risks are those related to: the effects of the current coronavirus outbreak; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net sales	$865,080	$943,322	$2,034,437	$2,418,764
Cost of goods sold	483,333	540,808	1,170,778	1,376,336
Adverse purchase commitments (inventory and raw materials), net	(1,968)	303	16,166	1,354
Gross profit	383,715	402,211	847,493	1,041,074
Royalty income, net	9,063	9,192	19,989	27,371
Selling, general, and administrative expenses	279,251	296,733	767,237	828,540
Goodwill impairment	—	—	17,742	—
Intangible asset impairment	—	30,800	26,500	30,800
Operating income	113,527	83,870	56,003	209,105
Interest expense	16,347	9,966	40,523	28,667
Interest income	(330)	(200)	(1,217)	(937)
Other (income) expense, net	(2,758)	483	2,647	474
Loss on extinguishment of debt	—	—	—	7,823
Income before income taxes	100,268	73,621	14,050	173,078
Income tax provision	19,027	13,369	3,347	34,423
Net income	$81,241	$60,252	$10,703	$138,655

Basic net income per common share	$1.86	$1.35	$0.25	$3.08
Diluted net income per common share	$1.85	$1.34	$0.24	$3.06
Dividend declared and paid per common share	$—	$0.50	$0.60	$1.50

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Three Fiscal Quarters Ended
	September 26, 2020	% of Total Net Sales	September 28, 2019	% of Total Net Sales	September 26, 2020	% of Total Net Sales	September 28, 2019	% of Total Net Sales
Net sales:
U.S. Retail	$449,150	51.9%	$464,100	49.2%	$1,085,883	53.4%	$1,264,283	52.3%
U.S. Wholesale	302,135	34.9%	352,256	37.3%	706,009	34.7%	856,713	35.4%
International	113,795	13.2%	126,966	13.5%	242,545	11.9%	297,768	12.3%
Total net sales	$865,080	100.0%	$943,322	100.0%	$2,034,437	100.0%	$2,418,764	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail	$47,559	10.6%	$49,472	10.7%	$38,902	3.6%	$124,567	9.9%
U.S. Wholesale	65,718	21.8%	54,391	15.4%	89,141	12.6%	145,181	16.9%
International	17,400	15.3%	6,136	4.8%	(15,819)	(6.5)%	15,351	5.2%
Corporate expenses (*)	(17,150)	n/a	(26,129)	n/a	(56,221)	n/a	(75,994)	n/a
Total operating income	$113,527	13.1%	$83,870	8.9%	$56,003	2.8%	$209,105	8.6%

(*)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees.

	Fiscal Quarter Ended September 26, 2020			Three Fiscal Quarters Ended September 26, 2020
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Productivity/restructuring costs(1)	$0.3	$0.2	$0.3	$3.4	$1.5	$1.9
Goodwill impairment	—	—	—	—	—	17.7
Skip Hop tradename impairment charge	—	—	—	0.5	6.8	3.7
OshKosh tradename impairment charge	—	—	—	13.6	1.6	0.3
Incremental costs associated with COVID-19 pandemic	1.6	1.4	0.3	8.3	8.5	2.0
Retail store operating leases and other long-lived asset impairments, net of gain(2)	1.5	—	—	6.3	—	0.2
Total charges	$3.4	$1.6	$0.6	$32.1	$18.4	$25.8

(1)
The third fiscal quarter ended September 26, 2020, the three fiscal quarters ended September 26, 2020, and the three fiscal quarters ended September 28, 2019 also include corporate charges related to organizational restructuring of $0.4 million, $2.0 million, and $1.6 million, respectively.

(2)	Impairments include an immaterial gain on the remeasurement of retail store operating leases.

	Fiscal Quarter Ended September 28, 2019			Three Fiscal Quarters Ended September 28, 2019
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Benefit related to sale of inventory previously reserved in China	$—	$—	$—	$—	$—	$(2.1)
Reversal of store restructuring costs previously recorded during the third quarter of fiscal 2017	—	—	—	(0.7)	—	—
Skip Hop tradename impairment charge	1.2	19.1	10.5	1.2	19.1	10.5
Total charges	$1.2	$19.1	$10.5	$0.5	$19.1	$8.4

Note: Results may not be additive due to rounding.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	September 26, 2020	December 28, 2019	September 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$831,175	$214,311	$153,936
Accounts receivable, net of allowance for credit losses of $7,675, $6,354, $4,591, respectively	263,231	251,005	293,203
Finished goods inventories, net of inventory reserves of $30,053, $9,283, and $19,583, respectively	646,608	593,987	723,242
Prepaid expenses and other current assets	56,493	48,454	53,264
Total current assets	1,797,507	1,107,757	1,223,645
Property, plant, and equipment, net of accumulated depreciation of $576,123, $523,848, and $504,833, respectively	274,574	320,168	330,371
Operating lease assets	619,057	687,024	709,523
Tradenames, net	307,955	334,642	334,705
Goodwill	209,507	229,026	228,235
Customer relationships, net	38,147	41,126	41,890
Other assets	34,874	33,374	31,211
Total assets	$3,281,621	$2,753,117	$2,899,580

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$473,473	$183,641	$205,782
Current operating lease liabilities	172,364	160,228	158,524
Other current liabilities	115,069	131,631	119,862
Total current liabilities	760,906	475,500	484,168

Long-term debt, net	989,086	594,672	769,525
Deferred income taxes	60,160	74,370	78,916
Long-term operating lease liabilities	587,099	664,372	691,717
Other long-term liabilities	62,489	64,073	62,520
Total liabilities	$2,459,740	$1,872,987	$2,086,846

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at September 26, 2020, December 28, 2019, and September 28, 2019	$—	$—	$—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 43,648,671, 43,963,103 and 44,287,636 shares issued and outstanding at September 26, 2020, December 28, 2019, and September 28, 2019, respectively	436	440	443
Additional paid-in capital	9,258	—	—
Accumulated other comprehensive loss	(41,402)	(35,634)	(38,908)
Retained earnings	853,589	915,324	851,199
Total stockholders' equity	821,881	880,130	812,734
Total liabilities and stockholders' equity	$3,281,621	$2,753,117	$2,899,580

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three Fiscal Quarters Ended
	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Net income	$10,703	$138,655
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	66,985	68,005
Amortization of intangible assets	2,784	2,810
Provisions for (recoveries of) excess and obsolete inventory	20,912	4,567
Goodwill impairment	17,742	—
Intangible asset impairments	26,500	30,800
Other asset impairments and loss on disposal of property, plant and equipment, net of recoveries	9,395	407
Amortization of debt issuance costs	1,641	1,087
Stock-based compensation expense	9,531	13,540
Unrealized foreign currency exchange loss, net	1,354	176
Provisions for (recoveries of) doubtful accounts receivable from customers	7,702	(2,063)
Loss on extinguishment of debt	—	7,823
Deferred income tax (benefit) expense	(16,697)	8,300
Effect of changes in operating assets and liabilities:
Accounts receivable	(21,576)	(32,792)
Finished goods inventories	(76,739)	(152,023)
Prepaid expenses and other assets	(7,660)	(16,688)
Accounts payable and other liabilities	267,551	751
Net cash provided by operating activities	320,128	73,355

Cash flows from investing activities:
Capital expenditures	(25,212)	(46,138)
Disposals and recoveries from property, plant, and equipment	—	749
Net cash used in investing activities	(25,212)	(45,389)

Cash flows from financing activities:
Proceeds from senior notes due 2025	500,000	—
Proceeds from senior notes due 2027	—	500,000
Payment of senior notes due 2021	—	(400,000)
Premiums paid to extinguish debt	—	(5,252)
Payment of debt issuance costs	(7,639)	(5,793)
Borrowings under secured revolving credit facility	644,000	265,000
Payments on secured revolving credit facility	(744,000)	(186,000)
Repurchases of common stock	(45,255)	(147,464)
Dividends paid	(26,260)	(67,528)
Withholdings from vestings of restricted stock	(4,928)	(4,214)
Proceeds from exercises of stock options	3,728	6,881
Net cash provided by (used in) financing activities	319,646	(44,370)

Effect of exchange rate changes on cash and cash equivalents	2,302	263
Net increase (decrease) in cash and cash equivalents	616,864	(16,141)
Cash and cash equivalents, beginning of period	214,311	170,077
Cash and cash equivalents, end of period	$831,175	$153,936

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended September 26, 2020
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$383.7	44.4%	$279.3	32.3%	$113.5	13.1%	$19.0	$81.2	$1.85
COVID-19 expenses (b)	—		(3.3)		3.3		0.8	2.5	0.06
Retail store operating leases and other long-lived asset impairments, net (c)	—		(1.5)		1.5		0.4	1.1	0.03
Productivity/restructuring costs (d)	—		(1.2)		1.2		0.2	1.0	0.02
As adjusted (a)	$383.7	44.4%	$273.2	31.6%	$119.5	13.8%	$20.4	$85.9	$1.96

	Three Fiscal Quarters Ended September 26, 2020
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$847.5	41.7%	$767.2	37.7%	$56.0	2.8%	$3.3	$10.7	$0.24
Intangible asset impairment (e)	—		—		26.5		6.3	20.2	0.46
Goodwill impairment (f)	—		—		17.7		—	17.7	0.40
COVID-19 expenses (b)	—		(18.8)		18.8		4.5	14.3	0.34
Productivity/restructuring costs (d)	—		(8.8)		8.8		1.9	6.8	0.15
Retail store operating leases and other long-lived asset impairments, net (c)	—		(6.5)		6.5		1.6	4.9	0.11
As adjusted (a)	$847.5	41.7%	$733.2	36.0%	$134.3	6.6%	$17.7	$74.7	$1.70

	Fiscal Quarter Ended September 28, 2019
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$402.2	42.6%	$296.7	31.5%	$83.9	8.9%	$13.4	$60.3	$1.34
Intangible asset impairment (e)	—		—		30.8		7.1	23.7	0.53
As adjusted (a)	$402.2	42.6%	$296.7	31.5%	$114.7	12.2%	$20.5	$83.9	$1.87

	Three Fiscal Quarters Ended September 28, 2019
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,041.1	43.0%	$828.5	34.3%	$209.1	8.6%	$34.4	$138.7	$3.06
Intangible asset impairment (e)	—		—		30.8		7.1	23.7	0.52
Debt extinguishment loss (g)	—		—		—		1.8	6.0	0.13
Productivity/restructuring costs (d)	—		(1.6)		1.6		0.4	1.3	0.03
Store restructuring costs (h)	—		0.7		(0.7)		(0.2)	(0.6)	(0.01)
China business model change (i)	(2.1)		—		(2.1)		—	(2.1)	(0.05)
As adjusted (a)	$1,039.0	43.0%	$827.6	34.2%	$238.7	9.9%	$43.6	$166.9	$3.68

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, income tax, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(b)
Net expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.

(c)	Principally related to U.S. Retail store lease assets.

(d)	Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).

(e)	Intangible impairment charges related to the OshKosh and Skip Hop tradename assets.

(f)	Goodwill impairment charge recorded in the International segment.

(g)	Related to the redemption of the $400 million aggregate principal amount of senior notes due 2021 in March 2019 that were previously issued by a wholly-owned subsidiary of the Company.

(h)	Reversal of retail store restructuring costs previously recorded during the third quarter of fiscal 2017.

(i)	Benefit related to the sale of inventory previously reserved in China.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	43,193,752	44,144,135	43,237,319	44,640,413
Dilutive effect of equity awards	156,878	287,904	174,351	302,832
Diluted number of common and common equivalent shares outstanding	43,350,630	44,432,039	43,411,670	44,943,245
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$81,241	$60,252	$10,703	$138,655
Income allocated to participating securities	(837)	(565)	(88)	(1,244)
Net income available to common shareholders	$80,404	$59,687	$10,615	$137,411
Basic net income per common share	$1.86	$1.35	$0.25	$3.08
Diluted net income per common share:
Net income	$81,241	$60,252	$10,703	$138,655
Income allocated to participating securities	(834)	(563)	(89)	(1,239)
Net income available to common shareholders	$80,407	$59,689	$10,614	$137,416
Diluted net income per common share	$1.85	$1.34	$0.24	$3.06
As adjusted (a):
Basic net income per common share:
Net income	$85,903	$83,932	$74,700	$166,937
Income allocated to participating securities	(885)	(794)	(759)	(1,508)
Net income available to common shareholders	$85,018	$83,138	$73,941	$165,429
Basic net income per common share	$1.97	$1.88	$1.71	$3.71
Diluted net income per common share:
Net income	$85,903	$83,932	$74,700	$166,937
Income allocated to participating securities	(882)	(791)	(757)	(1,502)
Net income available to common shareholders	$85,021	$83,141	$73,943	$165,435
Diluted net income per common share	$1.96	$1.87	$1.70	$3.68

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $4.7 million and $64.0 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 26, 2020, respectively. The Company has excluded $23.7 million and $28.3 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 28, 2019, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Three Fiscal Quarters Ended		Four Fiscal Quarters Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019	September 26, 2020
Net income	$81.2	$60.3	$10.7	$138.7	$135.9
Interest expense	16.3	10.0	40.5	28.7	49.5
Interest income	(0.3)	(0.2)	(1.2)	(0.9)	(1.6)
Income tax expense	19.0	13.4	3.3	34.4	33.1
Depreciation and amortization	24.1	24.0	69.8	70.8	94.9
EBITDA	$140.4	$107.3	$123.1	$271.6	$311.7

Adjustments to EBITDA
Intangible asset impairment (a)	$—	$30.8	$26.5	$30.8	$26.5
Goodwill impairment (b)	—	—	17.7	—	17.7
COVID-19 expenses (c)	3.3	—	18.8	—	18.8
Productivity/restructuring costs (d)	1.0	—	8.5	1.6	8.5
Retail store operating leases and other long-lived asset impairments, net (e)	1.5	—	6.4	—	6.4
Customer bankruptcy charges, net (f)	—	—	—	—	(0.6)
Debt extinguishment loss (g)	—	—	—	7.8	—
Store restructuring costs (h)	—	—	—	(0.7)	—
China business model change, net (i)	—	—	—	(2.1)	—
Total adjustments	5.8	30.8	78.1	37.5	77.5
Adjusted EBITDA	$146.2	$138.1	$201.2	$309.1	$389.2

(a)	Related to the write-down of the OshKosh and Skip Hop tradename assets.

(b)	Goodwill impairment charge recorded in the International segment.

(c)	Net expenses incurred due to the COVID-19 pandemic.

(d)
Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19). Amounts for fiscal quarter, three fiscal quarters, and four fiscal quarters ended September 26, 2020 exclude $0.2 million of depreciation expense that is included in the corresponding depreciation and amortization line item.

(e)	Principally related to U.S. Retail store lease assets.

(f)	Recovery related to the Toys "R" Us bankruptcy.

(g)	Related to the redemption of the $400 million aggregate principal amount of senior notes due 2021 in March 2019 that were previously issued by a wholly-owned subsidiary of the Company.

(h)	Reversal of retail store restructuring costs previously recorded during the third quarter of fiscal 2017.

(i)	Benefit related to the sale of inventory previously reserved in China.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (i) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter and three fiscal quarters ended September 26, 2020:

	Fiscal Quarter Ended
	Reported Net Sales September 26, 2020	Impact of Foreign Currency Translation	Constant-Currency Net Sales September 26, 2020	Reported Net Sales September 28, 2019	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$865.1	$(2.0)	$867.1	$943.3	(8.3)%	(8.1)%
International segment net sales	$113.8	$(2.0)	$115.8	$127.0	(10.4)%	(8.8)%

	Three Fiscal Quarters Ended
	Reported Net Sales September 26, 2020	Impact of Foreign Currency Translation	Constant-Currency Net Sales September 26, 2020	Reported Net Sales September 28, 2019	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$2,034.4	$(4.7)	$2,039.1	$2,418.8	(15.9)%	(15.7)%
International segment net sales	$242.5	$(4.7)	$247.2	$297.8	(18.5)%	(17.0)%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.